Exhibit 10.6
合　　同

CONTRACT

合 同 号：HR-201002
Contract No.: HR-201002
签署日期：2010-02-01
Signing Date: 2010-02-01

买方：邯郸红日冶金有限公司
The Purchaser: Handan Hongri Metallurgy Co., Ltd.

卖方：武安烘熔钢铁有限公司
The Vendor：Wu’an Hongrong Iron & Steel Co., Ltd.

买方同意购买，卖方同意出售下述商品，并按下列条款签订本合同：
This Contract is made by and between the Purchaser and the Vendor, whereby the Purchaser agrees to buy and the Vendor agrees to sell the under-mentioned commodity subject to the terms and conditions stipulated bellow:

1.	商品名称、规格、数量及单价：
COMMODITY, SPECIFICATIONS, QUANTITY AND UNIT PRICE:

商品名称 Commodity	单位 Unit	数量 Quantity	规格 Specification
铁水 Molten Iron	吨Ton	68513.34	[液体？温度？]
铁块 Pieces of Iron	[块？吨？]		[体积？大小?]

以本协议签订时武安市主要钢铁生产企业的铁水、铁块出厂平均价为基础，本合同项下的铁水、铁块的初始价格如下：铁水，人民币[   ]元/吨；铁块，人民币[  ]元/[  ]。本协议项下的铁水、铁块价格应根据市场价格进行调整，具体为：每批向卖方交付的铁水、铁块价格应以交付时间之前连续[15天]的武安市主要生产钢铁企业的铁水、铁块出厂平均价（“平均价”）为基础进行调整，双方协商确定的价格应在平均价的[90%-110%]的范围内。

Based on the average supply price of the molten iron and pieces of iron of the major steel and iron manufacturers in Wu’an City, the initial price of the Commodity under this Contract is: molten iron: RMB[  ]/ton, pieces of iron: RMB [  ]/ton. The Commodity price under this Contract shall be adjustable to the fluctuation of the market price pursuant to the following method: the price of each parcel delivered to the Purchaser shall be determined based on the average supply price of the molten iron and pieces of iron of the major steel and iron manufacturers in Wu’an City of the consecutive 15 days prior to the delivery (the “Average Price”) and shall be within scope of 90% to 110% of the Average Price.

2.	质量标准：本协议项下的商品应符合国标GB/T-717-98炼钢生铁标准。
QUALITY STANDARDS: the Commodity quality shall be in compliance with the National Standard GB/T-717-98 for steel-making pig iron.

3.	交货：卖方应按买方的书面通知，按照买方指定的时间将商品交付至邯郸红日冶金有限公司炼钢车间。除非经得买方事先书面同意，卖方不得提前或延迟交货，否则卖方将承担一切由提前或延迟交货造成的费用及损失。

DELIVERY: Upon Purchaser’s written notice, theVendor shall deliver the Commodity to the steel-making plant of the Purchaser on the time designated by the Purchaser. Without Purchaser’s prior written consent, the Vendor shall not deliver the Commodity in advance or in delay, otherwise the Vendor shall bear the expense and loss resulting from such delivery in advance or in delay.

4.	运输方式：铁水鱼雷罐车
SHIPPING: Torpedo Car for Molten Iron

5.	运输：卖方负责运输并承担运输费用
TRANSPORTATION: The Vendor shall be responsible for the transportation and bear the transportation expense.

6.	验收标准：卖方提供的商品应当符合本合同第二条所列的质量标准。交付商品的质量以买方的检验结果为依据；
若买方认为卖方所提供的商品未达标，买方可在交货之日起5个工作日内以书面的方式通知卖方。对于质量不达标的商品，买方有权退回卖方，并由卖方退补相应货款并承担退货费用。

ACCEPTANCE STANDARD: The Commodity shall be in compliance with the quality standard as provided in clause 2 in the Contract and subject to the Purchaser’s inspection and examination. If the Purchaser considers that the Commodity does not meet the quality standard, the Purchaser may notify the Vendor in writing within five working days as of the delivery and return such disqualified Commodity to the Vendor. The Vendor shall refund the price of and bear the expense of returning the disqualified Commodity.

7.	所有权及风险转移：货物所有权及风险自货物交付给买方时转移至买方；
TITLE AND RISK: Upon delivery, title and risk of loss to the Products shall be transferred to the Purchaser.

8.	结算方式：双方应于每月25号双方核对交货数量并结算货款；双方同意，买方应在货款结算后[三]个工作日内向卖方指定的账户以银行转账的方式向卖方支付已交货的货款；

SETTLEMENT: monthly payment at 25th day of each month with confirmation and settlement of the delivered quantity by both parties; the Purchaser shall pay the price for the delivered Commodity through wire transfer to the account designated by the Vendor within three working days as of the confirmation and settlement of price of the delivered Commodity.

9.	合同的生效、变更和终止：本协议自双方签署盖章后生效；
EFFECTIVENESS: This Contract shall take effect after it is duly executed by the authorized representatives of the parties hereto with seals affixed.

10.	违约：本合同生效后，任何一方出现违反本合同约定的行为即构成违约，必须弥补因此给守约方造成的全部损失；

LIABILITY FOR BREACH OF AGREEMENT: During the term of this Contract, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

11.	适用法律：本合同的成立、效力、解释和争议，适用中华人民共和国法律；

GOVERNING LAW: The conclusion, validity, interpretation, and performance of this Contract and the settlement of any disputes arising out of this Contract shall be governed by the laws and regulations of the People’s Republic of China.

12.	争议的解决：凡因执行本合同所发生的或与本合同有关的一切争议，双方应通过友好协商解决，如果协商不能解决，应提交邯郸仲裁委员会解决，仲裁费用由败诉方承担。

ARBITRATION: All disputes arising from the execution of, or in connection with this Contract, shall be settled amicably through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted to the Arbitration Commission of Handan, arbitration fee shall be borne by the losing party.

本合同正本共两份，采用中、英文书就，两种文字具有同等效力，签字后双方各执一份为凭。
The Contract is made in two originals in both Chinese and English and each party keeps one original. Each language shall have equal legal effect.

买方:邯郸红日冶金有限公司（公章） The Buyer: Handan Hongri Metallurgy Co., Ltd. 授权代表签字： Authorized Representative Signature	卖方：武安市烘熔钢铁有限公司（公章） The Seller: Wu’an Hongrong Iron and Steel Co., Ltd. 授权代表签字： Authorized Representative Signature